As Filed with the Securities and Exchange Commission on January 19, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-3551629 (I.R.S. Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California (Address of Principal Executive Offices)	92128 (Zip Code)

Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated March 31, 2009)

Bridgepoint Education, Inc. Employee Stock Purchase Plan (as amended and restated March 31, 2009)

(Full title of the plans)

Andrew S. Clark

CEO and President

Bridgepoint Education, Inc.

13500 Evening Creek Drive North, Suite 600

San Diego, California, 92128

(Name and Address of Agent For Service)

(858) 668-2586

(Telephone number, including area code, of agent for service)

Copy to:

Jeffrey D. Saper, Esq.
Martin J. Waters, Esq.
Wilson Sonsini Goodrich & Rosati, PC
12235 El Camino Real, Suite 200
San Diego, CA 92130-3002
Telephone: (858) 350-2300
Facsimile: (858) 350-2399

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share: To be issued under the Bridgepoint Education, Inc. 2009 Stock Incentive Plan	1,085,329 shares	$15.205	(2)	$16,502,427.45	$1,176.63	(3)
Common Stock, par value $0.01 per share: To be issued under the Bridgepoint Education, Inc. Employee Stock Purchase Plan	400,000 shares	$15.205	(2)	$6,082,000	$433.65	(3)
(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on January 11, 2010.

(3)

No payment of registration fee is being made in connection with the filing of this registration statement.  Rather, $1,610.28 of the registration fee for this registration statement is being offset, pursuant to Rule 457(p) under the Securities Act, by the registration fees paid in connection with unsold securities registered by the registrant under Registration Statement No. 333-161549 (initially filed on August 26, 2009).

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement registers: (1) 1,085,329 additional shares of our common stock that may be issued pursuant to the Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated March 31, 2009), commencing January 1, 2010; and (2) 400,000 additional shares of our common stock that may be issued pursuant to the Bridgepoint Education, Inc. Employee Stock Purchase Plan (as amended and restated March 31, 2009), commencing January 1, 2010.

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 (File No. 333-159220) filed by us with the Securities and Exchange Commission (“SEC”) on May 13, 2009, are incorporated by reference into this registration statement.  In addition, the following documents filed with the SEC are hereby incorporated by reference into this registration statement:

(a)                                  The prospectus dated April 14, 2009, and filed on April 16, 2009, pursuant to Rule 424(b) under the Securities Act;

(b)                                 Quarterly Reports on Form 10-Q filed on May 21, 2009, August 11, 2009, and November 4, 2009;

(c)                                  Current Reports on Form 8-K filed on July 1, 2009, August 26, 2009, September 4, 2009, September 11, 2009, October 1, 2009, December 1, 2009, and January 12, 2010 (in each case except for any information under Item 7.01 of such reports, as applicable, which information is not being incorporated); and

(d)                                 The description of our common stock which is contained in the registration statement on Form 8-A filed on March 30, 2009.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

See Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 19, 2010.

BRIDGEPOINT EDUCATION, INC.

By:	/s/ ANDREW S. CLARK
Andrew S. Clark
CEO and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ ANDREW S. CLARK	CEO (Principal Executive Officer) and	January 19, 2010
Andrew S. Clark	President and a Director

/s/ DANIEL J. DEVINE	Chief Financial Officer (Principal Financial	January 19, 2010
Daniel J. Devine	Officer and Principal Accounting Officer)

/s/ RYAN CRAIG	Director	January 19, 2010
Ryan Craig

/s/ DALE CRANDALL	Director	January 19, 2010
Dale Crandall

/s/ PATRICK T. HACKETT		January 19, 2010
Patrick T. Hackett	Chairman of the Board and Director

/s/ ROBERT HARTMAN		January 19, 2010
Robert Hartman	Director

/s/ ADARSH SARMA		January 19, 2010
Adarsh Sarma	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Document
4.1

Fifth Amended and Restated Certificate of Incorporation of Bridgepoint Education, Inc. (incorporated herein by reference to Exhibit 3.1 to the registrant’s Form 10-Q filed with the SEC on May 21, 2009).

4.2

Second Amended and Restated Bylaws of Bridgepoint Education, Inc. (incorporated herein by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1, File No. 333-156408, initially filed with the SEC on December 22, 2008).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, PC.

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, PC (included in Exhibit 5.1).

99.1

Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated March 31, 2009) (incorporated herein by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-1, File No. 333-156408, initially filed with the SEC on December 22, 2008).

99.2

Bridgepoint Education, Inc. Employee Stock Purchase Plan (as amended and restated March 31, 2009) (incorporated herein by reference to Exhibit 10.6 to the registrant’s Registration Statement on Form S-1, File No. 333-156408, initially filed with the SEC on December 22, 2008).

99.3

Form of Nonstatutory Stock Option Agreement for Executives and Senior Management for the 2009 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.4 to the registrant’s Registration Statement on Form S-8, File No. 333-159220, filed with the SEC on May 13, 2009).

99.4

Form of Incentive Stock Option Agreement for Executives and Senior Management for the 2009 Stock Incentive Plan (incorporated herein by reference to Exhibit 99.5 to the registrant’s Registration Statement on Form S-8, File No. 333-159220, filed with the SEC on May 13, 2009).